Exhibit 99.3

NEWS RELEASE For release at 4:00 p.m. EDST April 20, 2005 Contact: Julie Blystone Toll free office: (800) 200-4848 Fax: (608) 664-3882 Email: pr@renlearn.com

2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

Renaissance Learning® Declares Quarterly Cash Dividend

WISCONSIN RAPIDS, Wis. – April 20, 2005 – Renaissance Learning®, Inc. (NASDAQ: RLRN), a leading provider of learning information systems and school improvement programs for pre-K–12 schools, announced that its Board of Directors today declared a quarterly cash dividend of $.05 per share, payable June 1, 2005 to shareholders of record as of May 13, 2005.

Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of research-based information systems software, school improvement programs, teacher training and consulting.  Adopted by more than 67,000 schools, Renaissance Learning information technology products give students and teachers continuous constructive feedback that helps motivate students, dramatically accelerate learning, improve test scores, and help students master all standards, while reducing teacher paperwork.

Renaissance Learning has four U.S. locations and subsidiaries in Australia, Canada, India and the United Kingdom.

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s growth prospects.  Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include risks affecting the Company’s business as described in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2004 Annual Report on Form 10-K and later filed Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Source: Renaissance Learning, Inc.

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